SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2003

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-14100 (Commission File Number)	33-0675505 (I.R.S. Employer Identification No.)

1401 Dove Street

Newport Beach, CA, 92660

(Address of principal executive offices including zip code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	Other Events

Purchase of Common Stock of Impac Funding Corporation

On July 1, 2003, Impac Mortgage Holdings, Inc. (“IMH”) entered into a Stock Purchase Agreement with Joseph R. Tomkinson, William S. Ashmore and the Johnson Revocable Living Trust, of which Richard J. Johnson is trustee, whereby IMH purchased all of the outstanding shares of voting common stock of Impac Funding Corporation (“IFC”), IMH’s mortgage operations, for aggregate consideration of $750,000. The common stock of IFC represents 1% of the economic interest in IFC. IMH currently owns all of the outstanding non-voting preferred stock of IFC, which represents 99% of the economic interest in IFC. Joseph R. Tomkinson is IMH’s Chairman and Chief Executive Officer, William S. Ashmore is IMH’s Chief Operating Officer, President and a director, and Richard J. Johnson is IMH’s Executive Vice President and Chief Financial Officer. Each of Messers. Tomkinson and Ashmore and the Johnson Revocable Living Trust owned one-third of the outstanding common stock of IFC. Mr. Tomkinson elected to receive $125,000 worth of his consideration for the sale of his IFC shares of common stock in the form 7,687 shares of IMH common stock. The remainder of the consideration was paid in cash. As a result of acquiring 100% of IFC’s common stock, IMH will begin to consolidate IFC’s financial results in the third quarter of 2003.

New Employment Agreements

On December 31, 2002, the then-existing employment agreements of Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson (each an “Officer” and collectively, the “Officers”) expired. The existing employment agreements were extended until new employment agreements with each Officer had become effective. On April 1, 2003, new employment agreements with IFC became effective.

Guaranty. Since IMH will receive direct and indirect benefits from the performance of the Officers under each of the employment agreements, IMH executed a Guaranty in favor of each of the Officers. Under the terms of each Guaranty, IMH promises to pay any and all obligations owed to the Officers in the event of default by IFC.

Term of Agreements. Each employment agreement, unless terminated earlier pursuant to the terms of such agreement, will expire on December 31, 2007.

Base and Other Compensation. Pursuant to the terms of the employment agreements, Joseph R. Tomkinson will receive an annual base salary of $600,000, William S. Ashmore will receive an annual base salary of $500,000, and Richard J. Johnson will receive an annual base salary of $250,000. In exchange for increased base salaries, Mr. Tomkinson and Mr. Ashmore will no longer receive commissions on loan acquisitions and originations at IFC, which were provided for in their previous employment agreements. Each Officer’s base salary will not be subject to any annual adjustment. The Officers will receive other benefits, such as a car allowance, health benefits and accrued vacation. The Officers will be prohibited, without the prior approval of the board of directors, from receiving compensation, directly or indirectly, from companies with whom IMH or its affiliates has any financial, business or affiliated relationship.

Incentive Compensation. Each Officer will also receive incentive compensation (the “Incentive Compensation”), which will be paid to each executive officer in an amount equal to IMH’s Excess Income, which is the greater of zero or net income minus the product of (i) the Ten

Year U.S. Treasury Rate plus 200 basis points and (ii) the Average Net Worth multiplied by the number of days in the quarter and divided by 365, multiplied by 4.0875% in the case of Joseph Tomkinson, 4.25% in the case of William Ashmore, and 3.0% in the case of Richard Johnson. Net Income is determined in accordance with the then-current tax law before the total Incentive Compensation is paid to the Officers, the deduction for dividends paid and any net operating loss deductions arising from prior periods. The Ten Year U.S. Treasury Rate is generally the arithmetic average of the weekly per annum Ten Year Average Yields published by the Federal Reserve Board during the quarter. Average Net Worth is, for any quarter, IMH’s accumulated net worth of $514.8 million at December 31, 2002 plus, subsequent to December 31, 2002, the weighted average daily sum of the gross proceeds from any sale of IMH’s equity securities, before deducting any underwriting discounts and commissions and the other expenses; plus the average balance for the quarter of IMH’s retained earnings; less the weighted average daily sum of the gross proceeds used to repurchase IMH’s stock; less the average balance for the quarter of the cumulative dividends declared; plus an amount equal to Prior Period Losses.

The Incentive Compensation will generally be calculated and reviewed by IMH’s Compensation Committee within 30 days after each quarter. The Incentive Compensation will be paid in cash, and the Officers may elect to defer any component of their compensation in an approved, company sponsored deferred compensation plan.

The material terms of the Incentive Compensation were approved for Section 162(m) purposes by IMH’s stockholders at its annual meeting of stockholders held on June 24, 2003. As a result, amounts paid pursuant to the Incentive Compensation are intended to be deductible by IMH for tax purposes and not subject to the $1.0 million per year per executive deduction limitation of Section 162(m) of the Internal Revenue Code.

Severance Compensation. If an Officer’s employment is terminated for any reason, other than without cause or good reason (as such terms are to be defined in the agreement), the Officer will receive his base compensation, benefits, and pro rata incentive compensation through the termination date. In addition, if the Officer is terminated without cause or if the executive resigns with good reason, the Officer will receive the following:

(i)	an additional 30 months of his base salary of which 12 month’s worth of base salary will be paid within eight days after the Officer executes and delivers a Waiver and Release Agreement and the other 18 month’s worth of base salary will be paid on the normal salary payment dates over that period;

(ii)	benefits paid over the 30 month period following the termination date, provided certain conditions are met; and

(iii)	Incentive Compensation payments determined and paid as follows:

a.	on the termination date, the Officer will be paid an amount equal to the prior three quarters’ worth of Incentive Compensation;

b.	30 days after the quarter in which the termination date occurs, the Incentive Compensation for that quarter that the Officer would have been entitled to receive had the Officer not been terminated; and

c.	for the six quarters after the quarter in which the termination date occurs, the Officer will be paid his Incentive Compensation at the time such compensation would have been paid had the executive officer not been terminated; provided that the Officer’s Incentive Compensation for each quarter will not be less than 50% nor more than 100% of the average quarterly Incentive Compensation for the four quarters immediately preceding the termination date.

Each Officer has agreed not to compete with IMH and its subsidiaries and affiliates during the 30 months that severance payments are made to the Officer, provided that the agreement not to compete will be waived if the Officer forgoes the severance compensation.

ITEM 7.	Exhibits

(c) Exhibits

10.1	Employment Agreement, made as of April 1, 2003, between Impac Funding Corporation and Joseph R. Tomkinson

10.2	Employment Agreement, made as of April 1, 2003, between Impac Funding Corporation and William S. Ashmore

10.3	Employment Agreement, made as of April 1, 2003, between Impac Funding Corporation and Richard J. Johnson

10.4	Guaranty, dated April 1, 2003, granted by Impac Mortgage Holdings, Inc. in favor of Joseph R. Tomkinson

10.5	Guaranty, dated April 1, 2003, granted by Impac Mortgage Holdings, Inc. in favor of William S. Ashmore

10.6	Guaranty, dated April 1, 2003, granted by Impac Mortgage Holdings, Inc. in favor of Richard J. Johnson

10.7	Stock Purchase Agreement, dated July 1, 2003, among Impac Mortgage Holdings, Inc, Joseph R. Tomkinson, William S. Ashmore, and Johnson Revocable Living Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Ronald M. Morrison
Ronald M. Morrison General Counsel and Secretary

Date:  July 15, 2003

EXHIBIT INDEX

10.1	Employment Agreement, made as of April 1, 2003, between Impac Funding Corporation and Joseph R. Tomkinson

10.2	Employment Agreement, made as of April 1, 2003, between Impac Funding Corporation and William S. Ashmore

10.3	Employment Agreement, made as of April 1, 2003, between Impac Funding Corporation and Richard J. Johnson

10.4	Guaranty, dated April 1, 2003, granted by Impac Mortgage Holdings, Inc. in favor of Joseph R. Tomkinson

10.5	Guaranty, dated April 1, 2003, granted by Impac Mortgage Holdings, Inc. in favor of William S. Ashmore

10.6	Guaranty, dated April 1, 2003, granted by Impac Mortgage Holdings, Inc. in favor of Richard J. Johnson

10.7	Stock Purchase Agreement, dated July 1, 2003, among Impac Mortgage Holdings, Inc, Joseph R. Tomkinson, William S. Ashmore, and Johnson Revocable Living Trust